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                                                                       EXHIBIT 5

                       [Letterhead of Proskauer Rose LLP]

                                                               August 30, 2002

Quaker Fabric Corporation
941 Grinnell Street
Fall River, Massachusetts 02721

Ladies and Gentlemen:

     We are acting as counsel to Quaker Fabric Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of an additional 750,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company to be issued by the Company pursuant to the Company's 1997 Stock Option Plan, as amended (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the reservation of the Shares for issuance pursuant to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company and the Plan, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan against payment for the exercise price therefor, and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Proskauer Rose LLP